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                                                                  EXHIBIT 10.126



                       AMENDMENT NO. 3 TO RIGHTS AGREEMENT
                       -----------------------------------

                  AMENDMENT No. 3 dated as of October 15, 1998 (this "Amendment") made by Ramsay Health Care, Inc., a Delaware corporation (the "Company"), to that certain Rights Agreement dated as of August 1, 1995, as amended by that certain Amendment dated as of October 3, 1995, and further amended by that certain Amendment No. 2 dated as of November 1, 1996 (as so amended, the "Agreement"), between the Company and First Union National Bank of North Carolina (the "Rights Agent").

                  WHEREAS, the Company has determined to provide for an exception to the definition of "Acquiring Person" in the Agreement for Ramsay Persons (as defined in the Agreement);

                  WHEREAS, the Company has determined that the exception to the definition of "Acquiring Person" in the Agreement for persons who are eligible to file a statement on Schedule 13G under Rule 13d-1(b) under the Securities Exchange Act of 1934 should be amended to provide an exception for persons who acquire 30% or less of the Common Shares (as defined in the Agreement), unless and until the conditions set forth in Rule 13d-1(b)(3) or (4) exist;

                  WHEREAS, the Company desires to provide certainty to its shareholders, the securities markets and the Rights Agent in respect of the terms of the Agreement and to further the purposes and intent of the Agreement; and

                  WHEREAS, in order to effect the foregoing, the Company has determined to amend the Agreement pursuant to Section 27 of the Agreement as set forth below.

                  NOW, THEREFORE, effective as of the date hereof, the Agreement is hereby amended pursuant to Section 27 thereof as follows:

                  1. Clause (iii) in the second sentence of Section 1(a) of the Agreement is hereby deleted and replaced with the following:

                           "(iii) none of the Ramsay Persons shall become an "Acquiring Person" in the event that any Ramsay Person (alone or together with other Ramsay Persons) becomes the Beneficial Owner after the date hereof of additional Common Shares"

                  2. Each reference to the percentage "25%" contained in Section 1(a) of the Agreement is hereby deleted and replaced with a reference to "30%."


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                  3. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State, without regard to any conflict of laws principles which would apply the laws of any other jurisdiction.

                  4. The Agreement, as amended hereby, is hereby ratified, confirmed and continued in full force and effect.

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                  IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first above written.

                                     RAMSAY HEALTH CARE, INC.


                                     By
                                       ----------------------------
                                         Name:  Marcio Cabrera
                                         Title: Executive Vice President

                  First Union National Bank of North Carolina hereby acknowledges receipt of this Amendment made pursuant to Section 27 of the Agreement.

                                     FIRST UNION NATIONAL BANK OF NORTH
                                     CAROLINA


                                     By
                                       ----------------------------
                                        Name:
                                        Title: